Exhibit 10.4.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

CONSTRUCTION AND FIELD GATHERING AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CONSTRUCTION AND FIELD GATHERING AGREEMENT (this “Amendment”) is made and entered into this 13th day of April, 2017, but effective as of August 1, 2016, by and between Republic Midstream, LLC, a Delaware limited liability company (“Gatherer”), and Penn Virginia Oil & Gas, L.P., a Texas limited partnership (“Shipper”). Gatherer and Shipper may hereinafter be referred to singularly as a “Party” and, together, as the “Parties.”

WHEREAS, the Parties entered into that certain Second Amended and Restated Construction and Field Gathering Agreement effective as August 1, 2016 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions herein contained, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties, for themselves and for their successors and assigns, do hereby mutually covenant and agree as follows:

1.    Amendment of Definitions. Article I of the Agreement is hereby amended by deleting the definition of “Truck Loading Fee” and substituting in lieu and replacement thereof:

“Truck Loading Fee” has the meaning given to such term in Section 9.2(f).

2.    Additional Definitions. The following additional defined terms are hereby added to Article I of the Agreement in the proper alphabetical order:

“Initial Trucking Fee” has the meaning given to such term in Section 9.2(d).

“Subsequent Trucking Fee” has the meaning given to such term in Section 9.2(e).

3.    Amendment of Fees. Article IX Section 9.2 of the Agreement is hereby amended by deleting the same and substituting in lieu and replacement hereof:

9.2    As consideration of the services rendered by Gatherer under this Agreement, from and after the Effective Date, Shipper shall pay to Gatherer the following fees each Month (the “Fees”):

(a)    During the first thirty-six (36) Months of the Term, a gathering fee equal to $0.75 per Barrel on all of Shipper’s Oil delivered at that Delivery Points via the Gathering System during such Month (the “Initial Gathering Fee”);

(b)    After the first thirty-six (36) Months of the Term and for the remainder of the Term, a gathering fee equal to $1.30 per Barrel on all of Shipper’s Oil delivered at the Delivery Points via the Gathering System during such Month (as adjusted by any PPI Adjustment, the “Subsequent Gathering Fee”);

(c)    A gathering fee on all of Shipper’s Oil delivered at the Delivery Points via the Gathering System from wells in the Excluded Units and the Outside Units (“Excluded Volumes”) equal to $1.00 per Barrel during such Month (as adjusted by any PPI Adjustment, the “Preferential Fee”); provided, however, that in the event Shipper has delivered less than the Minimum Volume Commitment in the applicable Month, the Preferential Fee will be equal to the gathering fee then in effect with respect to such amount of Excluded Volumes as is necessary for Shipper to meet the Minimum Volume Commitment;

(d)    During the first thirty-six (36) Months of the Term, a trucking fee equal to the actual documented trucking costs incurred by or on behalf Gatherer for such volumes of Shipper’s Oil trucked by or on behalf Gatherer from the Receipt Points to the CDP during such Month (the “Initial Trucking Fee”);

(e)    After the first thirty-six (36) Months of the Term and for the remainder of the Term, a trucking fee equal to $1.30 per Barrel of Shipper’s Oil trucked by or on behalf of Gatherer from the Receipt Points to the CDP during such Month (as adjusted by any PPI Adjustment, the “Subsequent Trucking Fee”); and

(f)    A truck loading fee equal to $0.10 per Barrel on all of Shipper’s Oil either loaded onto or unloaded from trucks at the CDP or any other Delivery Point agreed to by the Parties during such Month (the “Truck Loading Fee”).

For clarification purposes, Shipper shall not be required to pay the Initial Gathering Fee, the Subsequent Gathering Fee or the Preferential Fee on any of Shipper’s Oil trucked to the CDP (whether by or on behalf of Gatherer or otherwise).

4.    Amendment of PPI Adjustment. Section 9.3 of the Agreement is hereby amended by deleting the same and substituting in lieu and replacement hereof:

9.3    Beginning in the eighth year following the Effective Date, the Subsequent Gathering Fee, the Preferential Fee, the Subsequent Trucking Fee and the Truck Loading Fee will be increased by the amount equal to the annual percentage increase change in the Producer Price Index (the “PPI Adjustment”). In no event shall the PPI Adjustment be greater than two and one quarter percent (2.25%) in any given year.

5.    References. All references to the Agreement in any document, instrument, agreement or writing delivered pursuant to the Agreement (as amended hereby) shall hereafter be deemed to refer to the Agreement as amended hereby.

6.    Ratification; Primacy. Except as amended by this Amendment, the Agreement shall remain in full force and effect and the Parties ratify and confirm the Agreement as amended hereby.

7.    Counterparts. This Amendment may be executed any number of counterparts and each such counterpart hereof shall be deemed to be an original instrument. When so executed, the aggregate counterparts shall constitute one agreement and shall have the same effect as if all Parties signing counterparts had executed the same instrument.

8.    Amendment; Waiver. This Amendment may not be amended or modified except pursuant to a written instrument signed by all of the Parties. Each Party may waive on its own behalf compliance by any other Party with any term or provision hereof; provided, however, that any such waiver shall be in writing and shall not bind the non-waiving Party. The waiver by any Party of a breach of any term or provision shall not be construed as a waiver of any subsequent breach of the same or any other provision.

9.    Joint Preparation. The Parties agree and confirm that this Amendment was prepared jointly by all Parties and not by any one Party to the exclusion of the other.

10.    No Third Party Beneficiaries. This Amendment is not intended to confer upon any person not a party hereto any rights or remedies hereunder, and no person other than the Parties is entitled to rely on or enforce any provision hereof.

11.    Miscellaneous Provisions. The provisions of Articles XVII, XIX, XX, and XXI of the Agreement are incorporated herein by this reference as if set out fully herein and shall apply in all respects to this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year hereinabove first written.

REPUBLIC MIDSTREAM, LLC

By:	/s/ Donald L. Kirkendall
Name: Donald L. Kirkendall
Title: CEO

PENN VIRGINIA OIL & GAS, L.P.

By:	Penn Virginia Oil & Gas GP LLC,
its general partner

By:	/s/ Jill T. Zivley
Name: Jill T. Zivley
Title: Vice President, Oil & Gas Marketing

Signature Page to First Amendment to

Second Amended and Restated Construction and Field Gathering Agreement